As filed with the Securities and Exchange Commission on November 5, 2009
  Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SOUTHERN UNION COMPANY
(Exact name of Registrant as specified in its Charter)

                                                                                                   Delaware                                                                                                         75-0571592
                                                                           (State or other jurisdiction of                                                                                         (I.R.S. Employer
                                                                                                    incorporation or organization)                                                                                       Identification No.)

5444 Westheimer Road
Houston, Texas 77056
(713) 989-2000
(Address of Principal Executive Offices)

Southern Union Savings Plan
(Full title of the Plan)

                                                                                                         Copy to:

                                                                                                           Robert M. Kerrigan, III                                                                                               Seth M. Warner, Esq.
                                                                                                Vice President, Assistant General Counsel & Secretary                                                    Locke Lord Bissell & Liddell LLP
                                                                                                                          5444 Westheimer Road                                                                                     401 9th St., N.W., Suite 400 South
                                                                                                          Houston, Texas 77056                                                                                              Washington, DC  20004
                                                                                                       (713) 989-7816                                                                                                             (202) 220-6900
                                                                                              (Name, address and telephone number, including area code,
                                                                                                          of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one)
Large accelerated filer ☒                                                                        Accelerated filer  ⁪                                        Non-accelerated filer  ⁪                                          Smaller reporting company  ⁪
                                                                                   (Do not check if a smaller
                                                                                     reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)(4)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee(3)
Common Stock, $1.00 par value	4,000,000 shares	$19.41	$77,640,000	$4,333

DC1 25803v.1

(1)        In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Southern
            Union Savings Plan.
(2)
Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of additional shares of common stock as may be issued by reason of stock splits, stock dividends, recapitalizations or similar transactions.

(3)
Estimated in accordance with Rule 457(c) of the Securities Act solely for the purpose of calculating the registration fee and based on the average of the high and low sale prices for shares of the Registrant’s common stock as reported on the New York Stock Exchange on November 3, 2009.

(4)
The shares of the Common Stock being registered consist of shares to be acquired by the trustee of the Southern Union Savings Plan (the “Plan”) through open market purchases pursuant to the Plan for the account of the Plan’s participants.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange  Commission (the “Commission”)  under the Securities Act.

Such  document(s)  (along with the documents  incorporated by reference into the Registration  Statement  pursuant  to  Item 3 of Part II  hereof)  constitute  a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.              Incorporation of Documents by Reference.

The following documents filed by Southern Union Company (the "Company" or the "Registrant") with the Commission are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed on February 26, 2009;

(b)	The Plan's Annual Report on Form 11-K for the period ended December 31, 2008 filed June 25, 2009;

(c)	The Registrant's Definitive Proxy Statement for the 2009 annual meeting of shareholders filed April 16, 2009;

(d)
The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009, June 30, 2009, and September 30, 2009, filed on May 11, 2009, August 6, 2009, and November 5, 2009, respectively;

(e)	The Registrant's Current Reports on Form 8-K filed on March 5, 2009, March 30, 2009, May 5, 2009 and August 31, 2009; and

(f)	The description of the Registrant's common stock contained in the Registrant's registration statement on Form 8-A (File No. 001-06407), including all amendments and reports updating that description.

In addition, all documents that the Registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the Common Stock offered hereby have been sold, or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.              Description of Securities.

Not Applicable.

Item 5.               Interests of Named Experts and Counsel.

Not Applicable.

Item 6.              Indemnification of Officers and Directors.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

Article Twelfth of our amended and restated certificate of incorporation provides as follows:

TWELFTH: To the fullest extent permitted by the Delaware General Corporation Law, as it now exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this section by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

Section 145 of the DGCL provides, generally, that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.  A corporation may similarly indemnify such person for expenses (including attorney’s fees) actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Article XI of our bylaws provides as follows:

Section 1.                      Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Company . Subject to Section 3 of this Article XI, the Company shall indemnify, to the fullest extent permitted by the DGCL, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person (or the legal representative of such person) is or was a director or officer of the Company or any predecessor of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director or officer, employee or agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2.                      Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Company . Subject to Section 3 of this Article XI, the Company shall indemnify, to the fullest extent permitted by the DGCL, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person (or the legal representative of such person) is or was a director or officer of the Company or any predecessor of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3.                      Authorization of Indemnification . Any indemnification under this Article XI (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article XI, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders (but only if a majority of the directors who are not parties to such action, suit or proceeding, if they constitute a quorum of the board of directors, presents the issue of entitlement to indemnification to the stockholders for their determination). Such determination shall be made, with respect to former directors and officers, by any person or persons authorized by the Board to act on the matter on behalf of the Company. To the extent, however, that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 4.                      Good Faith Defined . For purposes of any determination under Section 3 of this Article XI, to the fullest extent permitted by applicable law, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Company or another enterprise, or on information supplied to such person by the officers of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other Company or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Company as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article XI, as the case may be.

Section 5.                      Indemnification by a Court . Notwithstanding any contrary determination in the specific case under Section 3 of this Article XI, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article XI. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 1 or 2 of this Article XI, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article XI nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Company promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6.                      Expenses Payable in Advance . To the fullest extent not prohibited by the DGCL, or by any other applicable law, expenses incurred by a person who is or was a director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided, however, that if the DGCL requires, an advance of expenses incurred by any person in his or her capacity as a director or officer (and not in any other capacity) shall be made only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this Article XI.

Section 7.                      Nonexclusitivity of Indemnification . The indemnification provided by or granted pursuant to this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Certificate of Incorporation, any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of the persons specified in Sections 1 and 2 of this Article XI shall be made to the fullest extent permitted by law. The provisions of this Article XI shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article XI but whom the Company has the power or obligation to indemnify under the provisions of the DGCL, or otherwise. The Company is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

Section 8.                      Insurance . To the fullest extent permitted by the DGCL or any other applicable law, the Company shall undertake its best efforts to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was a director, officer, employee or agent of the Company serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of this Article XI. Such insurance shall be in such coverage amounts, and on such terms, as from time to time approved by a majority of the directors.

Section 9.                      Certain Definitions . For purposes of this Article XI, references to “the Company” shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent company, or is or was a director or officer of such constituent company serving at the request of such constituent company as a director, officer, employee or agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article XI with respect to the resulting or surviving company as such person would have with respect to such constituent company if its separate existence had continued. For purposes of this Article XI, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article XI.

Section 10.                      Survival of Indemnification . The rights to indemnification conferred by this Article XI shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators and other personal and legal representatives of such a person.

Section 11.                      Limitation on Indemnification . Notwithstanding anything contained in this Article XI to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Company shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Company.

Section 12.                      Indemnification of Employees and Agents . The Company may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification to employees and agents of the Company similar to those conferred in this Article XI to directors and officers of the Company.

Section 13.                      Effect of Amendment or Repeal . Neither any amendment or repeal of any Section of this Article XI, nor the adoption of any provision of the Certificate or the bylaws inconsistent with this Article X I , shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article XI existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article XI, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article XI, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

The directors and officers of Southern Union are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Southern Union.

Southern Union has entered into an Indemnification Agreement with each member of its Board of Directors.  The Indemnification Agreement provides the Directors with the contractual right to indemnification for any acts taken in their capacity as a director of Southern Union to the fullest extent permitted under Delaware law.

Item 7.              Exemption from Registration Claimed.

Not applicable.

Item 8.              Exhibits.

See attached Exhibit list.

A request for a determination that the Southern Union Savings Plan is qualified under Section 401 of the Internal Revenue Code will be submitted to the Internal Revenue Service (the “IRS”) in a timely manner, and the Registrant undertakes to make, or cause to be made, all changes required by the IRS in order to qualify such plan.

Item 9.              Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this

Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 8.                 Exhibits.

Exhibit No.                    Description

4.1	Southern Union Savings Plan, dated as of January 31, 2008, as amended by the first amendment thereto dated January 30, 2008 and the second amendment thereto dated April 30, 2009
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of McConnell & Jones LLP
24.1	Power of Attorney

In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5) of Regulation S-K, the Registrant hereby confirms that it has submitted the Plan and undertakes that it will submit all amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner, and that it has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Review Code.  Pursuant to subsection (a) of Item 8 of Form S-8, no opinion with respect to the legality of the Common Stock, $1.00 per value per share (the “Common Stock”), being requested is required as the Common Stock being registered herein is currently outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on November 5, 2009.

                                                                   SOUTHERN UNION COMPANY

                                                                                       By: /s/ George L. Lindemnann
                                                    George L. Lindemann
                                                                                          Chairman of the Board and Chief Executive
                                                                             Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 5, 2009.

                 Signature/Name                                                                                                                                                   Title

/s/ George L. Lindemann                                                                                                               Chairman of the Board and Chief Executive Officer
George L. Lindemann                                                                                                                                       (Principal Executive Officer)

/s/ Richard N. Marshall                                                                                                                   Senior Vice President and Chief Financial Officer
Richard N. Marshall                                                                                                                                          (Principal Financial Officer)

/s/ George E. Aldrich                                                                                                                                 Senior Vice President and Controller
George E. Aldrich                                                                                                                                              (Chief Accounting Officer)

/s/ Michal Barzuza*                                                                                       Director
Michal Barzuza

/s/ David Brodsky*                                                                                       Director
David Brodsky

/s/ Frank W. Denius*                                                                                    Director
Frank W. Denius

/s/ Kurt A. Gitter, M.D.*                                                                               Director
Kurt A. Gitter, M.D.

/s/ Eric D. Herschmann*                                                                               Director
Eric D. Herschmann

/s/ Herbert H. Jacobi*                                                                                   Director
Herbert H. Jacobi

/s/ Thomas N. McCarter, III*                                                                       Director
Thomas N. McCarter, III

/s/ George Rountree, III*                                                                              Director
George Rountree, III

/s/ Allan D. Scherer*                                                                                     Director
Allan D. Scherer
_____________________
* pursuant to power of attorney

By: /s/ Robert M. Kerrigan, III                                                                                                   Vice President, Assistant General Counsel & Secretary
Robert M. Kerrigan, III                                                                                                        Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the Trustee who administers the Southern Union Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 5, 2009.

                                                                                       SOUTHERN UNION SAVINGS PLAN

                                                                                                                                                        By: /s/ Robert M. Kerrigan, III
                                                                                                                                                                                         Name:  Robert M. Kerrigan, III
                                                                         Title:  Authorized Signatory

EXHIBIT INDEX

    Exhibit
    Number              Description

4.1                     Southern Union Savings Plan

23.1                   Consent of PricewaterhouseCoopers LLP

23.2                   Consent of PricewaterhouseCoopers LLP

23.3                   Consent of McConnell & Jones LLP

24.1                   Power of Attorney